 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2020

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court
Sunnyvale,	California	94089
(Address of principal executive offices, including Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On May 12, 2020, Infinera Corporation (the “Company”) issued a press release announcing financial results for its first quarter ended March 28, 2020. The Company also posted on the Investor Relations section of its website (www.infinera.com) investor slides for its first quarter ended March 28, 2020 and outlook for its second quarter ending June 27, 2020. A copy of the press release and investor slides are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. Information on the Company’s website is not, and will not be deemed, a part of this report or incorporated into this or any other filings that the Company makes with the Securities and Exchange Commission.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished under Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.

The press release and investor slides furnished herewith as Exhibit 99.1 and Exhibit 99.2, refer to certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the exhibit in which each such non-GAAP measure appears.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On May 11, 2020, as part of the Company’s proactive, cost-cutting measures undertaken in response to the impacts of the COVID-19 pandemic, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved a temporary reduction of 25% in the base salaries of Thomas J. Fallon, the Company’s Chief Executive Officer, Nancy Erba, the Company’s Chief Financial Officer, and David W. Heard, the Company’s Chief Operating Officer. In addition, the Committee approved a temporary reduction of 20% in the base salary of David L. Teichmann, the Company’s Chief Legal Officer. These reductions to the base salary of the foregoing named executive officers (“NEOs”) are set to be in effect from May 23, 2020, until the earlier of December 26, 2020, or the date that each such NEO’s base salary is reinstated by the Committee. It is the understanding and intention of the Committee that these temporary reductions do not and will not reduce an NEO’s potential severance-related awards or benefits in the event of any qualifying termination of employment under any Company policy or applicable agreement between such NEO and the Company.

Item 8.01	Other Events.

As part of the Company’s cost-cutting measures, on May 11, 2020, the non-employee members of the Board also elected to reduce their annual retainer fees for service on the Board and its committees by 35%, to be in effect from May 23, 2020 until the earlier of December 26, 2020 or the date such annual retainer fees are reinstated by the Board.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Infinera Corporation dated May 12, 2020
99.2	Investor Slides dated May 12, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 12, 2020	By:	/s/ NANCY ERBA
Nancy Erba Chief Financial Officer